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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 33-84660, 333-74528 and 333-88176 on Form S-3 and in Registration Statement Nos. 2-66247, 2-77690, 33-18771, 33-26748, 33-38810, 33-45169, 33-70662, 33-87446, 33-87448, 33-97332 and 333-57463 on Form S-8 of TRC Companies, Inc. of our report dated October 14, 2003 relating to the consolidated financial statements and related financial statement schedule of TRC Companies, Inc. as of and for the year ended June 30, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for long-term fixed price contracts effective July 1, 2002) appearing in this Annual Report on Form 10-K of TRC Companies, Inc. for the year ended June 30, 2003.

/s/ Deloitte and Touche LLP

Costa Mesa, California
October 14, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT